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                                                                 EXHIBIT 10.30
























                                     OXFORD
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                                     OXFORD
                                 SUBURBAN GROUP





                           JDA SOFTWARE SERVICES LTD.









                                     LEASE
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                                                                          OFFICE

                                       1



                                     LEASE


By this Agreement dated the 11th day of July, 1994


          OXFORD DEVELOPMENT GROUP, INC. AND PENRICH PROPERTIES LTD.



                                 COLLECTIVELY REFERRED TO as LANDLORD
upon and in consideration of the covenants, terms, and conditions contained in this LEASE and which are implied, hereby demises and leases to

                           JDA SOFTWARE SERVICES LTD.


                                        , as TENANT those PREMISES (#210, 7220
Fisher Street S.E.) outlined in red on Schedule 1 attached, in the BUILDING known as 7220 Fisher Street S.E. constructed in LAND described in Schedule 2,
Part 3.


        - agreed to contain a Rentable Area of 7,516 sq.ft. more or less (698.18 square meters) on the main floor of said BUILDING.
        -       for a TERM of                   Five 5 Years
        -       from a COMMENCEMENT DATE of     August 1, 1994
        -       and expiring on                 July 31, 1999
        -       for an ANNUAL RENT OF           See Schedule 3

                with review and adjustment (if any) at the commencement of the
                                      N/A       year(S.) of the TERM
        -       and other payments in accordance with the LEASE:

Use of Premises         The Premises shall only be used and occupied as an
                        office for Tenant's business.

The following appendices are attached to and form part of the Lease:

        Schedule 1 - Plan of Premises
        Schedule 2 - Project Supplement with definitions
        Schedule 3 - Supplementary Terms -              3.1  Annual Rent
                                                        3.2  Advance Annual Rent
                                                        3.3  Tenant's Work
                                                        3.4  Tenant Allowance
                                                        3.5  Parking
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                                       2

                                   ARTICLE 1
                                 GRANT OF LEASE

DEMISE 1.01 Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, to have and to hold during the Term, subject to the provisions hereof.

COVENANTS       1.02  Landlord covenants to keep, observe and perform all of the terms and conditions to be kept, observed and performed by Landlord under this Lease. Tenant covenants to pay the Rent when due, and to keep, observe and perform all of the terms and conditions to be kept, observed and performed by Tenant under this Lease.

QUIET           1.03  Landlord shall warrant and defend Tenant in the quiet
ENJOYMENT       enjoyment and possession of the Premises during the Term,
                subject to the provisions of this Lease.

USE OF          1.04  During Norman Business Hours, Tenant, its employees,
COMMON AREAS    customers, invitees and others requiring communication with
                Tenant in connection with the operation of its business shall have the use in common with others entitled thereto of the Common Areas, provided that the Common Areas shall at all times be subject to the exclusive control of Landlord.

USE OF          1.05  The Premises shall be used and occupied for the use and
PREMISES        purpose identified on page 1 of this Lease, or for such other purpose as Landlord may specifically authorize in writing.

CONSENT 1.06 Unless otherwise provided, whenever consent or approval of Landlord or Tenant is required under the provisions of this Lease, such consent or approval shall not be unreasonably withheld or delayed.

COMPLIANCE      1.07  Tenant shall at all times, use and occupy the Premises in
WITH LAWS       accordance and compliance with all laws, by-laws, regulations, directions and orders of every governmental authority having jurisdiction and with all requirements of the insurers of the Project and their advisory organizations, and Tenant's insurers, and shall not commit, suffer or permit any act or omission which shall breach any thereof. If any such governmental authorities or insurers or insurers' advisory organizations require changes, Tenant shall make same at its own expense, but subject to such approvals of Landlord as are required pursuant to the provisions of this Lease.

NUISANCE 1.08 Tenant shall not cause or maintain any nuisance in or about the Premises, and shall keep the Premises free of debris, rodents, vermin and anything of a dangerous, noxious or offensive nature, or which could create a fire hazard (through undue load on electrical circuits or otherwise) or cause undue vibration, heat or noise.

ABANDONMENT     1.09  Tenant shall not vacate or abandon the Premises at any time during the Term.


                                   ARTICLE 2
                                      RENT

PAYMENT         2.01  (a)  Tenant acknowledges and agrees that the Annual Rent
OF RENT                    shall be completely net to Landlord, and Tenant
                           shall, to the complete indemnification of Landlord, pay Tenant's Proportionate Share of Operating Costs for the Building, and Other Charges.

                      (c) All amounts payable by Tenant to Landlord under this Lease (without limitation including Tenant's Proportionate Share of Operating Costs for the Building, and Other Charges) shall constitute and be deemed to be Rent and shall be payable and recoverable as Rent, and shall be payable, when due, in legal tender of Canada, without deduction or rights of set-off, and without demand or, where so specified, upon notice or invoice, at such place as Landlord from time to time may designate, and Landlord shall have all rights against Tenant for default in any payment as in the case of arrears of Annual Rent, Tenant's obligation to pay Rent shall survive the expiration or earlier termination of this Lease, until fully discharged.

                      (d) Tenant shall make payments required under this Lease within the period of time specified, or if a time period is not specified, within a reasonable period of time,
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                                       3

EARLY           2.02  If Tenant begins to conduct business in any portion of the
OCCUPANCY       Premises before the Commencement Date, Tenant shall pay to
                Landlord on the Commencement Date a rental in respect of the portion so used for the period from the date Tenant begins to conduct business therein to the Commencement Date, which rental shall be that proportion of Annual Rent for the first year of the Term which the number of days in such period bears to 365, and which the area of the portion so used bears to the area of the Premises. The provisions of this Lease shall be applicable during such period, without limitation including that Tenant shall, mutatis mutandis proportionately contribute to Operating
                Costs for the Building during such period.

DELAYED         2.03  If Landlord is delayed in giving possession of the
OCCUPANCY       Premises to Tenant, then, unless such delay is principally caused by or attributable to Tenant, its servants, agents or contractors, Tenant shall take possession of the Premises on the date when Landlord delivers such possession, and this Lease shall commence on the first day of the month next following and shall thenceforth ensue until the date of expiration aforesaid.
                This Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting from any delay in delivering such possession to Tenant, but no Rent shall be payable by Tenant for the period prior to such deferred commencement date except pursuant to Section 2.02. If the delay is principally caused by or attributable to Tenant, its servants, agents or contractors, then Tenant shall pay Rent pursuant to the provisions of this Lease from the Commencement
                Date without reduction, abatement or deferral.

PAYMENT OF      2.04  Annual Rent shall be paid by Tenant to Landlord in equal
ANNUAL RENT     monthly installments payable in advance on the first day of each calendar month, with the first installment to be paid on the Commencement Date.

PAYMENT OF      2.05  (a)  Tenant shall pay its Proportionate Share of Operating
OPERATING COSTS            Costs for the Building as next provided.

                      (b) On or about the Commencement Date, and the beginning of each Fiscal Year thereafter, Landlord shall compute and deliver to Tenant a bona fide estimate of Tenant's Proportionate Share of Operating Costs for the Building for the appropriate period and, without further notice, Tenant shall pay to Landlord equal monthly installments of such estimate of Tenant's Proportionate Share of Operating Costs for the Building simultaneously with installments of Annual Rent during such period.

                      (c) Unless delayed by causes beyond Landlord's reasonable control, Landlord shall deliver to Tenant within 120 days after the end of each Fiscal Year a statement certified to be correct by Landlord, (the "Statement") setting out in reasonable detail the amount of Operating Costs for the Building for such Fiscal Year and Tenant's Proportionate Share thereof. If the aggregate of installments of Tenant's Proportionate Share of Operating Costs for the Building actually paid by Tenant to Landlord during such Fiscal Year differs from the amount of Tenant's Proportionate Share of Operating Costs for the Building for such Fiscal Year in accordance with the Statement, Tenant shall pay or Landlord shall credit the difference without interest within 30 days after the date of delivery of the Statement.

                      (d) If Tenant disagrees with the accuracy of the Operating Costs for the Building or Tenant's Proportionate Share thereof as set forth in the Statement, Tenant shall nevertheless make payment in accordance with the Statement, but Tenant shall, within 30 days of delivery of the Statement, advise Landlord thereof and the disagreement shall immediately be referred by Landlord for prompt decision by a public accountant, architect, insurance broker or other professional consultant who in the opinion of Landlord and Tenant by mutual agreement is best qualified to assess and determine the matter and who shall be deemed to be acting as an expert(s) and not as an arbitrator(s) and whose determination shall be final and binding on Landlord and Tenant, unless within 21 days of the determination either party elects to submit the matter to arbitration pursuant to applicable law. The cost of the expert(s) and of any arbitration shall be borne equally by Landlord and Tenant. Any adjustment required to any previous payment made by Tenant or Landlord by reason of any final decision shall be made, without interest, within 30 days thereof.

                      (e) Neither party may claim a re-adjustment in respect of Operating Costs for a period if based upon any error or computation or allocation except by notice delivered to the other party within 6 months after the date of delivery of the Statement.

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                        (f)     If the Term expires or the Lease is otherwise
                                terminated on a date other than the last day of the Fiscal Year, Tenant's Proportionate Share of Operating Costs for the Building shall be adjusted on a per diem basis, based on and calculated at the time of delivery of the next Statement after such date. If the aggregate of installments of Operating Costs actually paid by Tenant to Landlord during the period up to and including the expiry or earlier termination date differs from the amount of Tenant's Proportionate Share of Operating Costs for the Building payable for the period up to such date, Tenant shall pay or Landlord shall refund the difference without interest within 30 days after the date of delivery of the Statement.

PAYMENT OF      2.06    Tenant shall make payments to Landlord of Other Charges
OTHER CHARGES           which pursuant hereto are the responsibility of Tenant.


                                   ARTICLE 3
                            OPERATION OF THE PROJECT

STANDARDS       3.01    During the Term.  Landlord shall operate and maintain
                the Project in accordance with all applicable laws and regulations, and with high standards of efficient and prudent property management from time to time prevailing for buildings in a project similar in age, use, type, and location.

SERVICES        3.02    Landlord shall (with participation by Tenant by payment
TO PREMISES     of Tenant's Proportionate Share of Operating Costs for the
                Building) provide in the Premises:

                (a) heat, ventilation and air conditioning as required for the comfortable use and occupancy of the Premises during Normal Business Hours;

                (b) janitorial services, including window washing, but excluding dry-cleaning of drapes and shampooing of carpets, to keep the Premises in a clean and tidy condition, provided that Tenant shall leave the Premises in a reasonably tidy condition at the end of each business day;

                and shall provide in the Premises at the cost of the Tenant:

                (c) replacement of building standard fluorescent tubes, light bulbs, ballasts, and starters as required from time to time as a result of normal usage; and

                (d) electric power for normal lighting and small business office equipment, other than computers.

BUILDING        3.03    Landlord shall (with participation by Tenant by payment
SERVICES        of Tenant's Proportionate Share of Operating Costs for the
                Building) provide in the Project:

                (a) hot and cold or tempered running water and necessary supplies in public washrooms sufficient for the normal use thereof;

                (b) elevator or escalator service for access to and egress from the Premises;

                (c) heat, ventilation, air conditioning, lighting, electric power, and janitorial services in the Common Areas; and

                (d) a general directory board, under the exclusive control of Landlord, on which Tenant shall be entitled to have its name shown.

MAINTENANCE,    3.04    Landlord shall (with participation by Tenant by payment
REPAIR AND      of Tenant's Proportionate Share of Operating Costs for the
REPLACEMENT     Building) operate, maintain, repair and replace the systems, facilities, and equipment necessary for the proper operation of the Project and for the provision of services under this Article
                (except as such may be installed by or be the property or responsibility of Tenant, and shall be responsible for and shall expeditiously maintain and repair the foundations, structures, exteriors, and roofs of the Project and, pursuant to Article 7, repair damage to the Project which Landlord is obligated to insure against under this lease, provided that:

                        (a) if all or part of such systems, facilities and equipment are destroyed, damaged or impaired, Landlord shall have a reasonable time in which to complete the necessary repair or replacement, and during that time shall be required only to maintain such services as are reasonably possible in the circumstances;

                        (b) following initial installation and any significant alteration of partitioning or installations, proper operation of heating and air handling systems will require balancing and rebalancing;

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                                       5


                    (c) Landlord may temporarily discontinue such services or any of them at such times as may be necessary due to causes (except lack of funds) beyond the reasonable control of Landlord;

                    (d) Landlord shall use reasonable diligence in carrying out its obligations under this Article, but shall not be liable under any circumstances for any consequential damage to any person or property for any failure to do so;

                    (e) Landlord shall not be liable for damage to any person or property, fixtures, furnishings, or equipment or claims for loss of business, or other loss or damage suffered or caused by failure of the mechanical or electrical systems of the Project, or interruption in the supply of power or other services, or malfunction of the sprinkler system, or bursting or leaking of sewer pipes or of gas, steam, or water, or leakage of any type;

                    (f) no reduction or discontinuance of services under this Article shall be construed as an eviction of Tenant, or a breach of the covenant of quiet enjoyment, or release Tenant from any of its obligations under this Lease;

                    (g) nothing contained herein shall derogate from the provisions of Article 7; and

                    (h) Landlord shall be deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease, including those relating to the provision of utilities and services, if in so doing it acts in accordance with a directive, policy or request of a governmental or quasi-governmental authority serving the public interest in the fields of energy, conservation or security.

ADDITIONAL    3.05  (a)  If from time to time requested in writing by Tenant and
SERVICES                 to the extent that it is reasonably able to do so,
                         Landlord shall provide in the Premises services in addition to those set out in this Article, except that Tenant shall be solely responsible for the cost thereof and shall within 10 days of receipt of an invoice for any such additional service pay Landlord therefor at such reasonable rates as Landlord may from time to time establish.

                    (b) Tenant shall not, without Landlord's written consent, install or permit in the Premises, equipment (including telephone equipment) which generates sufficient heat to affect the temperature otherwise maintained in the Premises by the air conditioning system as normally operated. If the Tenant should do so, Landlord may install supplementary air conditioning units, facilities or services in the Premises, or modify its air conditioning system, as may in Landlord's reasonable opinion be required to maintain proper temperature levels, and Tenant shall pay Landlord for all Outlays within 10 days of receipt of an invoice therefor.

                    (c) If Landlord shall from time to time reasonably determine that the use of electricity or any other utility or service in the Premises is materially disproportionate to the use of other tenants. Landlord may separately charge Tenant for the excess costs attributable to such disproportionate use and Tenant shall pay Landlord the amount thereof within 10 days of receipt of an invoice therefor. Tenant may and, at Landlord's request, Tenant shall, install and maintain at Tenant's expense, metering devices for checking the use of such utility or service in the Premises.

ALTERATION    3.06  Landlord may from time to time:
BY LANDLORD         (a)  make repairs, replacement, changes or additions to the structure, systems, facilities and equipment in the Premises or the Project where necessary to serve the Premises or the Project;

                    (b) make changes in or additions to any part of the Project not in or forming part of the Premises; and

                    (c)  change or alter the location of the Common Areas:

              provided that in doing so, Landlord shall not disturb or interfere with Tenant's use of the Premises and operation of its business any more than is reasonably necessary in the circumstances and shall repair any damage to the Premises caused thereby.

ACCESS        3.07  Tenant shall permit Landlord to enter the Premises outside
BY LANDLORD   Normal Business Hours, and during Normal Business Hours where such entry will not unreasonably disturb or interfere with Tenant's use of the Premises and operation of its business, to examine, inspect, and show the Premises to persons wishing to lease them, to provide services or make repairs, replacements, changes or alterations as set out in this Lease, and to take such steps as Landlord may deem necessary for the safety, improvement or preservation of the Premises or the Project. Landlord shall, whenever possible, consult with or give reasonable notice to Tenant prior to such entry, and shall use its best efforts to observe security and safety measures reasonably requested by Tenant from time to time, but such entry shall not be construed as an eviction of Tenant, or a breach of the covenant of quiet enjoyment, and shall not release Tenant from any of its obligations under this Lease.

NAME OF       3.08  Landlord may determine and specify one or more names,
BUILDING      numbers, or like designations, by which the Building or Project
              (or any component thereof) shall be known and identified.
              Landlord shall have the right after 30 days' notice to Tenant, to change any such name, number or designation of the Building or
              Project, without liability to Tenant.
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                                   ARTICLE 4
                          MAINTENANCE OF THE PREMISES

CONDITION       4.01    Tenant shall (subject to fair wear and tear, provided
OF PREMISES     that nothing herein shall require Landlord to remedy such fair wear and tear) maintain the Premises and all improvements therein in good order and condition, including, without limitation:

                        (a) repainting and redecorating the Premises and dry-cleaning drapes and shampooing of carpets at reasonable intervals as needed; and

                        (b) making repairs, replacements and alterations as needed.

FAILURE         4.02    If Tenant fails to perform any obligation under this
TO MAINTAIN     Article, then on not less than 10 days' notice to Tenant,
PREMISES        (except in the event of an emergency as determined by Landlord, acting reasonably, in which case entry may be made immediately)
                Landlord may enter the Premises and perform or cause performance of such obligation without liability to Tenant for any loss or damage to Tenant thereby occasioned, and Tenant shall pay
                Landlord for all Outlays plus 20% of such for overhead and supervision, within 10 days of receipt of an invoice therefor, and the entry and performance of such obligations by Landlord shall not be construed as an eviction of Tenant, or a breach of the covenant of quiet enjoyment, and shall not release Tenant from any of its obligations under this Lease. Tenant shall not be entitled to any compensation for any inconvenience, nuisance or discomfort occasioned by such entry.

ALTERATIONS     4.03    (a)     Tenant may from time to time at its own expense
BY TENANT                       make changes, additions and improvements in the
                                Premises to better adapt the Premises to its business, provided that any such change, addition or improvement shall:

                                (i)     comply with the requirements of any
                                        governmental or quasi-governmental
                                        authority having jurisdiction;

                                (ii)    be made only with the prior written
                                        consent of Landlord;

                                (iii)   be equal or exceed the then current
                                        building standard for the Project as
                                        established by Landlord; and

                                (iv) be carried out only by persons selected by Tenant and approved in writing by Landlord, who shall, if required by Landlord, deliver to Landlord before commencement of the work, an authorized building permit from the applicable municipality, performance and payment bonds, and proof of workers' compensation and public liability and property damage insurance coverage, with Landlord named as an additional insured, with companies and in amounts and with coverages and in form reasonably satisfactory to Landlord, and which shall remain in effect during the entire period in which the work will be carried out and for a reasonable period of time thereafter.

                        (b) Subject to compliance with such reasonable rules and regulations as Landlord may make from time to time, Tenant and its contractors shall have access to the Building and the Premises for purposes of undertaking the work approved pursuant to sub-section (a), provided such work shall be undertaken and completed with all reasonable diligence; and such work shall, save as Landlord acting reasonably may otherwise require or direct that same be done by Landlord's contractors at Tenant's expense, be done by contractors selected by Tenant, provided that there shall be no conflict caused thereby with any union or other contract to which Landlord or its contractor(s) may be a party, and in the event that Tenant's contractors or workmen cause such conflict Tenant shall forthwith remove them from the Project.

                        (c) It is understood and agreed that Landlord shall have no responsibility or liability whatsoever with respect to any such work or attendant materials left or installed in the Project, and shall be reimbursed for any Outlays, and for any delays caused Landlord or its constructor(s) directly or indirectly as a result thereof. Tenant shall be solely responsible for the removal of any and all construction refuse or debris resulting from such work with such removal to occur only after Normal Business Hours.

                        (d) Any increase in Taxes, fire or casualty insurance premiums for the Project attributable to such change, addition or improvement shall be borne by Tenant. Tenant shall promptly repair at its own expense any damage to the Premises or the Project, without limitation including the property of others, resulting from such changes, additions or improvements.

BUILDERS'       4.04    Tenant shall pay before delinquency all costs for work
LIENS           done or caused to be done by Tenant in the Premises which could result in any lien or encumbrance on Landlord's interest in the Project or any part thereof, and shall keep the title to the Project and every part thereof free and clear of any lien, certificate of lis pendens or encumbrance in respect of such work, and shall indemnify and hold harmless Landlord against all Outlays. Tenant shall immediately notify Landlord of any such lien, claim of lien or other action of which it has or reasonably should have knowledge and which affects the title to the Project or any part thereof, and shall cause the same to be removed within 15 days (or such additional time as Landlord may allow in writing), failing which Landlord may take such action as Landlord deems necessary to remove the same and Tenant shall pay Landlord for all Outlays within 10 days of receipt of an invoice therefor.

SIGNS           4.05    All signs shall be at Tenant's expense and any sign, or
                lettering or design of Tenant which is visible from the exterior of the Premises shall be subject to approval by Landlord, and shall conform to the uniform pattern of identification or signs for tenants in the Project as prescribed by Landlord. Tenant shall not inscribe or affix any sign, lettering or design in the Premises or Project which is visible from the exterior of the Project.

TENANT'S        4.06    (a)     Tenant may install in the Premises its usual
PROPERTY                        trade fixtures and personal property in a
                                proper manner, provided that no such
                                installation shall interfere with or damage the mechanical or electrical systems or the structure of the Building. If Tenant is not then in default hereunder, Tenant's Property installed in the Premises by Tenant may be removed from the Premises.

                                 (i) from time to time in the ordinary course of Tenant's business or in the course of reconstruction, renovation, or alteration of the Premises by Tenant, and

                                (ii) during a reasonable period prior to the expiration of the Term, provided that Tenant shall promptly repair at its own expense any damage to the Premises or the Project resulting from such installation or removal.

                        (b) For purposes of this Lease the expression "Tenant's Property" (whether owned or leased by Tenant and whether or not affixed to the Premises) shall mean personal property, trade fixtures and fittings, furniture and furnishings, supplies, inventories and merchandise, and equipment and systems from time to time installed, provided and used by Tenant in the Premises for the conduct of its business.

LEASEHOLD       4.07    (a)     Provided that nothing in this Section shall
IMPROVEMENTS                    inhibit Tenant's rights pursuant to Section 4.03
                                to make alterations or pursuant to Section 4.06 to install and replace Tenant's Property, all Leasehold Improvements in or about the Premises shall upon the completion thereof, whether by or at the instance or cost of Landlord or Tenant, forthwith and without more be and become the absolute property of Landlord without compensation therefor, but without Landlord having or thereby accepting any responsibility in respect of the maintenance, repair, replacement or removal thereof (other than pursuant to Articles 6 and 7 hereof) which shall be Tenant's responsibility.

                        (b) For purposes of this Lease the expression "Leasehold Improvements" shall include, without limitation, all improvements, installations, alterations and additions from time to time made, erected or installed in the Building by or for or on behalf of Tenant, or any previous or other occupant of the Premises including, without limitation, all partitioning, doors and hardware, mechanical, electrical and utility installations, light fixtures, floor and window coverings, decorations, finishes and fixtures, howsoever affixed and whether movable or immovable, excepting only Tenant's Property.


                                   ARTICLE 5
                                     TAXES

LANDLORD'S      5.01    Landlord shall (with participation by Tenant by payment
TAXES           of Tenant's Proportionate Share of Operating Costs for the
                Building) pay Taxes, (except any payable by Tenant) before delinquency, Landlord may to the fullest extent permitted by law and provided it diligently prosecutes any contest or appeal of Taxes, defer payment of Taxes or defer compliance with any statute, by-law, or regulation in connection with the levying and payment of Taxes.

ALLOCATION      5.02    If there are not separate assessments of Taxes for the
                Premises or Building, Landlord shall allocate Taxes to the Building and any other of the Project Components covered by or included in an assessment covering the Land or the Building, on an equitable basis having regard, without limitation, to the various uses and values of the subject Project Components, any separate assessments that may have been rendered by the taxing authority, and any assessment principles known, or prescribed by any lawful taxing authority.

TENANT'S        5.03    Tenant shall pay before delinquency every tax,
TAXES           assessment, license fee, excise fee and other charge including
                Sales Taxes (excluding income tax), however described, which is imposed, levied, assessed or charged by any governmental or quasi-governmental authority having jurisdiction and which is payable in respect of the Term or upon or on account of:

                        (a) separate assessments of or in respect of the Premises;

                        (b) operations at, occupancy of, or conduct of business in or from the Premises by or with the knowledge of Tenant;

                        (c) Tenant's Property or fixtures or personal property in the Premises which do not belong to Landlord; and

                   (d) the Rent paid or payable by Tenant to Landlord for the Premises or for the use and occupancy of all or any part thereof:

             provided that if Landlord so elects by notice to Tenant, Tenant shall add any amounts payable under this Section to the monthly installments of Annual Rent payable and Landlord shall remit such amounts to the appropriate authorities.

RIGHT TO     5.04  Tenant shall have the right to contest in good faith the
CONTEST      validity or amount of any tax, assessment, license fee, excise fee or other charge which it is responsible to pay under Section 5.03 or 5.05, provided that no contest by Tenant may involve the possibility of forfeiture, sale or disturbance of Landlord's interest in the Premises or Project and that upon the final determination of any contest by Tenant, Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest.

ADDITIONAL   5.05  If by reason of any act or election of Tenant, or any
TAXES        subtenant, licensee or occupant of the Premises (except Landlord after election by Landlord of any right to sublease pursuant to this Lease), the Project, Building or Premises or any part thereof shall be assessed an increased rate or assessment, the Tenant shall pay before delinquency the amount by which the resulting Taxes exceed those which would otherwise have been payable.


                                   ARTICLE 6
                                   INSURANCE

LANDLORD'S   6.01  (a)  During the Term, Landlord shall maintain (with
INSURANCE               participation by Tenant by payment of Tenant's
                        Proportionate Share of Operating Costs for the Building) insurance on the Project and all property and interests of Landlord in the Project, including, without limitation, Leasehold Improvements, but excluding
                        Tenant's Property with coverage and in amounts and in respect of risks which are from time to time acceptable to a prudent owner of a project similar in age, use, type and location and from time to time insurable at reasonable premiums, all policies for such insurance shall waive any right of subrogation against Tenant and its officers, directors, partners and employees.
                        Landlord shall review its insurance in consultation with an independent, professional insurance broker not less frequently than every three years and may on the recommendation of such insurance broker effect insurance subject to reasonable deductibles to be borne by the insured in the event of a claim arising. Nothing herein shall preclude Landlord effecting so-called "all risks" property insurance, or effecting blanket insurance in respect of the Project and any other properties of which Landlord is the owner or tenant, or in which Landlord has an insurable interest. Landlord shall allocate (in circumstances where the insurer or the insurer's agent fails to do so) the cost of premiums to the Building and any other of the Project Components (and such other properties as may be appropriate), covered by the insurance policy on an equitable basis having regard, without limitation, to the various uses and values of the subject Project Components, and any other properties so included, and the recommendation of Landlord's insurance broker.


                   (b)  Provided that:

                        (i) if in the opinion of Landlord any Leasehold Improvements do not constitute a finishing of the Premises in a manner which would have general utility but are specially or peculiarly adapted for Tenant's use, or if the insuring of any of the Leasehold Improvements in the Premises involves, or would in the opinion of Landlord's insurance broker involve a premium exceeding that for the insuring of Leasehold Improvements normal in the Building, or any special stipulations or conditions of a policy of insurance are imposed or involved in the insurance thereof, Landlord may from time to time elect, by written notice to Tenant, not to insure or cause to be insured any such Leasehold improvements, in which event Landlord shall not be required to insure such Leasehold Improvements.

                             (ii) If from time to time the insuring of the Leasehold Improvements in the Premises (other than those which Landlord may have elected not to insure or cause to be insured as aforesaid) requires a premium or an allocated part of a premium, as established either by the insurer or by the estimate of Landlord's insurance broker, which exceeds the average premium cost per unit of area for insuring Leasehold Improvements normal to the Building, Landlord may from time to time charge the excess premium cost to Tenant and Tenant shall make prompt payment therefor upon receipt of invoices from Landlord.

                   (c) Upon the request of Tenant from time to time Landlord will furnish a statement as to the perils in respect of which and the amounts to which the Building and the Leasehold Improvements in the Premises have been insured, and Tenant shall be entitled at reasonable times upon reasonable notice to Landlord to inspect copies of the relevant portions of all policies of insurance in effect and a copy of any relevant opinions of Landlord's insurance broker.

TENANT'S        6.02  During the Term Tenant shall maintain at its own expense:
INSURANCE
                      (a)  comprehensive general public liability insurance
                           (including bodily injury, death and property damage) on an occurrence basis with respect to the business carried on or in or from the Premises and Tenant's use and occupancy thereof, which insurance shall contain a cross liability clause, and include Landlord as a named insured and shall protect Landlord in respect of claims by or through Tenant as if Landlord was separately insured; and shall be for not less than $2,000,000 inclusive limits for personal injury or property damage in respect of each occurrence, or such higher limits as Landlord's insurance broker may reasonably require from time to time;

                      (b) insurance in respect of fire and other perils as are from time to time defined in the usual endorsement covering Tenant's Property and such Leasehold Improvements (if any) as Landlord may have elected not to insure, which insurance shall include Landlord as a named insured as its interests may appear with respect to insured Leasehold Improvements and provide that any proceeds recoverable in the event of loss to Leasehold Improvements shall be payable to Landlord (but Landlord agrees to make available such proceeds towards the repair or replacement of the insured property if this Lease is not terminated pursuant to any other provision hereof);

                      (c) such other insurance of the Premises, its appurtenances, and the business conducted as would, in the opinion of Landlord acting reasonably, be carried by a prudent operator of premises similar in use, type, and location.

                All such policies of insurance shall provide Landlord with 30 days' prior notice of material amendment or cancellation and to any additional extent required waive any right of subrogation against Landlord and its directors, officers and employees.

USE OF          6.03  Tenant agrees that in the event of damage or destruction
PROCEEDS        to the Premises covered by insurance required to be taken out by the Tenant pursuant to Section 6.02 or otherwise, Tenant shall use the proceeds of such insurance for the purpose of repairing or restoring such damage or destruction. In the event of damage to or destruction of the Project or the Building entitling
                Landlord to terminate the Lease pursuant to this Lease, then, if the Premises have been damaged or destroyed, Tenant shall pay to Landlord all of its insurance proceeds relating to any Leasehold
                Improvements in the Premises which Tenant was required to insure and if the Premises have not been damaged or destroyed, Tenant shall deliver to Landlord, in accordance with the provisions of this Lease, all Leasehold Improvements and the Premises.

LANDLORD        6.04  If requested by Landlord, Tenant shall from time to time
MAY PLACE       promptly deliver to Landlord evidence that insurance pursuant to
INSURANCE       Section 6.02 is in effect. If Tenant fails to take out or to keep in force any insurance referred to in Section 6.02, or should any such insurance not be approved by either Landlord or a mortgagee, and Tenant shall not diligently rectify the deficiency within 2 business days after notice by Landlord to Tenant (stating, if Landlord or the mortgagee does not approve of such insurance, the reasons therefor), Landlord shall have the right, without assuming any obligation in connection therewith, to effect such insurance at the sole cost of Tenant and Tenant shall pay Landlord for all Outlays within 10 days of receipt of an invoice therefor.

INCREASE IN     6.05  Tenant shall not permit, keep, use, sell or offer for sale
INSURANCE       in or upon the Premises or Project any article which may be
PREMIUMS        prohibited by any fire insurance policy in force from time to time covering the Premises or the Project. If (a) the occupancy of the Premises, (b) the conduct of business in the Premises, or
                (c) any acts or omissions of Tenant in the Project or any part thereof, causes or results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Project, Tenant shall pay Landlord for any such increase within 10 days of receipt of an invoice for such additional premiums from Landlord. In determining whether increased premiums are caused by or result from the use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Project showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. The Tenant shall comply promptly with all requirements of the insurer's advisory organizations now or hereafter in effect or of the insurers pertaining to or affecting the Premises or the Project.

CANCELLATION    6.06  If any insurance policy upon the Project or any part
OF INSURANCE    thereof shall be cancelled or shall be threatened by the insurer to be cancelled, or the coverage thereunder reduced in any way by the insurer by reason of the use or occupancy of or any article, material or equipment brought upon or stored or maintained in the Premises or any part thereof by Tenant or by any assignee or subtenant of Tenant, or by anyone permitted by Tenant to be upon the Premises, (other than Landlord or an agent, representative or designate of Landlord), and if Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation, or reduction of coverage within 2 business days after notice thereof by Landlord, Landlord may, at its option, either (a) re-enter and take possession of the Premises forthwith by leaving upon the Premises a notice in writing of its intention so to do and thereupon Landlord shall have the same rights and remedies as are contained in this Lease for events of default, or (b) enter upon the Premises and remedy the condition giving rise to such cancellation, threatened cancellation or reduction, without limitation or restriction including removal of any offending article, and

                Tenant shall pay Landlord for all Outlays within 10 days of receipt of an invoice therefor. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises as a result of such entry. Subject to this Section, any such entry by Landlord shall not be construed as an eviction of Tenant or a breach of the covenant of quiet enjoyment and shall not release Tenant from any of its obligations under this Lease.


                                   ARTICLE 7
                                 DAMAGE BY FIRE

LIMITED         7.01  If all or part of the Premises are rendered untenantable
DAMAGE TO       by damage from fire or other casualty which, in the reasonable
PREMISES        opinion of the Architect, can be substantially  repaired under applicable laws and governmental regulations within 270 days from the date of such casualty (employing normal construction methods without overtime or other premium). Landlord shall forthwith at its expense repair such damage exclusive of damage to Tenant's Property.

MAJOR DAMAGE    7.02  If all or part of the Premises are rendered untenantable
TO PREMISES     by damage from fire or other casualty whether to the Premises, the Building, or the Project which, in the reasonable opinion of the Architect, cannot be substantially repaired under applicable laws and governmental regulations within 270 days from the date of such casualty (employing normal construction methods without overtime or other premium), then either
                Landlord or Tenant may elect to terminate this Lease as of the date of such casualty by notice delivered to the other not more than 10 working days after receipt of the Architect's opinion, failing which, Landlord shall forthwith at its expense, repair such damage other than damage to Tenant's Property.

ABATEMENT       7.03  The Rent payable by Tenant hereunder shall be
                proportionately reduced to the extent that the Premises are untenantable by Tenant for its business, from the date of such casualty until the earlier of:

                        (a) 5 days after completion by Landlord of the repairs to the Premises (or part thereof rendered untenantable) or the end of such extended period as in the opinion of the Architect, Tenant, acting delingently and expeditiously, would reasonably require to repair other improvements which Tenant may have installed (to the extent same may have been damaged) or,

                        (b) Tenant again uses the Premises (or part thereof rendered untenantable) in its business:

                provided however that Rent payable by Tenant hereunder shall not be reduced if the damage is caused by any act or omission of Tenant, its agents, servants, employees or any other person entering upon the Premises under express or implied invitation of Tenant.

MAJOR DAMAGE    7.04  If all or a part (whether or not including the Premises
TO BUILDING     of the Building or the Project is rendered untenantable
                by damage from fire or other casualty to such a material or substantial extent that, in the opinion of Landlord, the Building should be totally or partially demolished, whether or not to be reconstructed in whole or in part, Landlord may elect to terminate this Lease as of the date of such casualty (or in the date of notice if the Premises are unaffected by such casualty) by notice delivered to Tenant not more than 60 days after the date of such casualty, and thereupon Tenant shall have 60 days within which to vacate the Premises.

RECONSTRUCTION  7.05  If all or any part of the Premises are at any time
BY LANDLORD     rendered untenantable as set out in this Article, and
                neither Landlord or Tenant elect to terminate this Lease in accordance with the rights granted herein, Landlord shall, following such destruction or damage, commence diligently to reconstruct, rebuild or repair that part of the Project or the Premises or the Building which was damaged or destroyed, but only to the extent required above, if Landlord elects to repair, reconstruct or rebuilt. Landlord may repair, reconstruct or rebuild according to plans and specifications and working drawings other than those used in the original construction of the Project. Any such repair, reconstruction or rebuilding shall comply with applicable regulations and building codes in force at such time. The Premises as repaired or re-built, will have reasonably similar facilities and services to those in the Premises prior to the damage or destruction having regard, however, to the age of the Project at such time.

ARCHITECT'S     7.06  Whenever for any purpose of this Article an opinion or
CERTIFICATE     certificate of the Article is required, the same shall be given in writing to both Landlord and Tenant, Landlord covenants that it shall request such opinion or certificate promptly following the event which gives need for same and shall cause the Architect to act diligently and expeditiously. The certificate of the Architect shall bind the parties:

                        (a) whether or not the Premises are untenantable and the extent of such untenantability; and

                        (b) the time required for and the date upon which the Landlord's work or Tenant's work of reconstruction or repair is commenced or completed or substantially completed and the date when the Premises are rendered tenantable.

LIMITATION OF   7.07    Except as specifically provided in this Article, there
LANDLORD'S      shall be no reduction or abatement of Rent and Landlord shall
LIABILITY       have no liability to Tenant by reason of any injury to or
                interference with Tenant's business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Building, Project, or Premises.

INSURANCE       7.08    Upon the occurrence of any loss which by this Lease the
DEDUCTIBLE      Landlord is required to insure against, the Tenant shall pay to the Landlord the Tenant's Proportionate Share of all applicable deductibles under such policies of insurance.


                                   ARTICLE 8
                          INJURY TO PERSON OR PROPERTY

INDEMNITY OF    8.01    (a)     Tenant agrees that Landlord shall not be liable
LANDLORD                        for any bodily injury or death of, or loss or
                                damage to any property belonging to, Tenant or its employees, contractors, invitees or licensees or any other person in, on or about the Project unless resulting from the actual fault, privity or negligence of Landlord, but in no event shall Landlord be liable:

                                (i)     for any damage caused or occasioned
                                        through smoke or water, or by steam,
                                        gas, rain or snow which may leak into,
                                        issue or flow from any part of the
                                        Project or from the pipes or plumbing
                                        works, without limitation including the
                                        sprinkler system, therein or from any
                                        other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or of sprinkler heads or for any damage caused by anything done or omitted by any other tenant;

                                (ii)    without limitation for any act or
                                        omission (including theft, malfeasance
                                        or negligence) on the part of any agent, contractor or person from time to time employed by it to perform janitor services, security services, delivery services, supervision or any other work in or about the Premises or the Project; or

                                (iii) for loss or damage, however caused, to money, securities, negotiable instruments, books, files, papers or other valuables of Tenant.

                        (b) Tenant shall indemnify and save harmless Landlord in respect of:

                                (i) all claims for bodily injury or death, property damage or other loss or damage arising from the conduct of any work by or any act or omission of Tenant or any assignee, subtenant, agent, employee, contractor, invitee or licensee of Tenant, and in respect of all costs, expenses and liabilities incurred by Landlord in connection with or arising out of all such claims, without limitation including the expenses of any action or proceeding pertaining thereto;

                                (ii)    any loss, cost expense or damage
                                        suffered or incurred by Landlord arising from any breach by Tenant of any of its obligations under this Lease; and

                                (iii) all costs, expenses and Outlays that may be incurred or paid by Landlord in enforcing against Tenant the covenants, agreements and representations of the Tenant set out in the Lease.


                                   ARTICLE 9
                      ASSIGNMENT AND SUBLETTING BY TENANT

CONDITIONS      9.01    (a)     Except as specifically provided in this Article,
                                Tenant shall not assign or transfer this Lease or any interest therein, or in any way part with possession of all or any part of the Premises, or permit all or any part of the Premises to be used or occupied by any other person. Any assignment, transfer, or subletting or purported assignment, transfer, or subletting except as specifically provided herein shall be null and void and of no force and effect and shall render null and void as at and from the time thereof any options or rights to renew this Lease, any options or rights to additional space and any options or rights to parking space.

                        (b) If and whenever Tenant shall wish or purport or propose to assign this Lease, or sublet all or part of the Premises, Tenant shall furnish Landlord all such information, particulars and documents as Landlord may reasonably require.

                        (c) Landlord may withhold its consent to an assignment of this Lease or a sublease of all or part of the Premises by Tenant to any tenant in a building which is owned or managed by Landlord or any affiliate of Landlord; or
                          to an assignee, subtenant, occupier, or other person whatsoever, inconsistent, in the opinion of Landlord, with the character of the Building, the Project, or its other tenants; or if Section 9.04 has not been complied with; or to any assignee or subtenant which does not propose to occupy and use the Premises for the conduct therein of its own business.


                     (d) The rights and interests of Tenant under this Lease shall not be assignable by operation of law without Landlord's written consent, which consent may be withheld in Landlord's discretion.


                     (e) No assignment, transfer, or subletting (or use or occupation of the Premises by any other person) whether or not permitted under this Article shall in any way release or relieve Tenant of its obligations under this Lease unless such release or relief is specifically granted by Landlord to Tenant in writing.


                     (f) Landlord's consent to an assignment, transfer, or subletting (or use or occupation of the Premises by any other person) shall not be deemed to be a precedent or a consent to any subsequent assignment, transfer, subletting, use, or occupation.

                     (g) Landlord's expenses and Outlays incurred in the consideration of any assignment or subletting, or any request therefor, and any documentation attendant on any consent of Landlord, shall be borne by Tenant.


ASSIGNMENT       9.02  Tenant may not assign this Lease or in any manner
                 transfer or convey all or any part of its interest in this Lease or the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld if the same is:

                     (a) to an assignee who is a purchaser of all of the business of Tenant that is conducted in the Premises, a parent, or wholly owned subsidiary company of Tenant, a company which results from the reconstruction, consolidation, amalgamation or merger of Tenant, or a partnership in which Tenant (or not less than one-half of the principals thereof) has a substantial interest, if such assignee shall covenant with Landlord to observe and perform and comply with each and every covenant, term and condition in this Lease imposed on Tenant, or undertaken, made, or assumed by Tenant; or

                     (b) to any other assignee if Section 9.04 has been complied with, and Landlord has not exercised its rights thereunder.

SUBLETTING       9.03   Tenant, with Landlord's prior written consent and
                 subject to Section 9.01 and Section 9.04, may sublet all or any part of the Premises to a sublessee who will not be inconsistent with the character of the Building, the Project, and its other tenants.

FIRST OFFER TO   9.03   If Tenant wishes to assign this Lease (except as set
LANDLORD         out in Sub-section (a) of Section 9.02) or sublet all or any part of the Premises, Tenant shall first offer in writing to assign or sublet (as the case may be) to Landlord for the same period and upon the same conditions except that the last day of the Term shall be excluded, that Landlord shall pay no consideration for the assignment or sublease, and that every assignment or sublease to Landlord shall be without profit to Tenant, and the Rent payable by Landlord shall be the Rent payable hereunder apportioned pro tanto to the portion(s) of the Premises affected plus only a reasonable allowance in respect of improvements and equipment in such portion(s) as agreed between the parties or failing agreement determined by arbitration pursuant to applicable law. Notwithstanding the foregoing Tenant may, in respect of expansion space taken by Tenant to accommodate future requirements of the Tenant, sublet space, not exceeding in aggregate 30% of the area of the Premises, without first offering such expansion space to Landlord if the rent payable by the subtenant shall not be less than the rate then being asked by Landlord for space in the Building, and the term of the subtenancy shall not be more than 3 years.

CORPORATE        9.05  If and while the Tenant is a corporation whose shares
CONTROL          are not listed on any recognized stock exchange or which has less than 25 shareholders, in the event at any time during the Term it is proposed that any part or all of the shares or the voting rights of shareholders be transferred by any means whatsoever, or treasury shares be issued, or any such transfer or issue shall occur, so as to result in a change of the control of said corporation, such a transfer or issuance shall be deemed to be an assignment of this Lease and all of the provisions of this Article and all of the provisions of the Lease relating to assignment, default and termination shall apply mutatis mutandis. Tenant shall make available to Landlord, or its lawful representatives, all corporate books and records of Tenant for inspection at all reasonable times in order to ascertain whether there has been any change in the control of Tenant.

RELOCATION       9.06  Landlord shall have the right at any time and from time to time during the Term to change the location of the Premises and to move Tenant to other similar space in the Building of equivalent or better area and finish, provided that all costs of the move shall be borne by Landlords; the Rent for such alternative space shall be no greater than the Rent payable for the Premises hereunder; and the provisions of this Lease shall, except where clearly inappropriate, continue in all respects save only that such alternative space shall be substituted as the Premises hereunder.

                                  ARTICLE 10
                         SALE AND MORTGAGE BY LANDLORD


Transfers    10.01   (a)  Subject to the rights of Tenant under this Lease,
by Landlord               nothing in this Lease shall restrict the right of
                          Landlord to sell, convey, assign or otherwise deal with all or a part of the Land, Building, or the Project.

                     (b) A sale, conveyance, or assignment of the Land, Building, or the Project shall, to the extent they are assumed by the transferee or assignee, operate to release Landlord of liability from and after the effective date thereof upon all of the covenants, terms, and conditions of this Lease express or implied, except as such may relate to the period prior to such effective date, and Tenant shall to the extent aforesaid, thereafter look solely to Landlord's successor in interest in and to this Lease. This Lease shall not be affected by any such sale, conveyance, or assignment, and Tenant shall attorn to Landlord's successor in interest thereunder.

Subordination  10.02 (a)  This Lease and all the rights of Tenant hereunder are
and Attornment            subject and subordinate to all mortgages and deeds of
                          trust and all instruments similar or supplemental thereto creating a charge or encumbrance and now or hereafter existing on or which now or hereafter may affect the Project or the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof and to every charge or lien resulting or arising therefrom and to every advance made or to be made thereunder (collectively referred to herein as a "Mortgage") and Tenant, whenever requested by Landlord or any mortgagee, or any trustee under a deed of trust or mortgage or any holder of a charge of encumbrance or any purchaser, their successors or assigns (collectively referred to herein as a "Mortgagee"), shall acknowledge the same and attorn to the Mortgagee as a tenant upon all the terms of this Lease and give further assurances as may be necessary.


                     (b) Such subordination of this Lease and the obligation on the part of the Tenant to acknowledge and attorn as aforesaid, shall be conditional upon the Mortgagee acknowledging by agreement or otherwise, in form binding on the Mortgagee, that so long as no default exists nor any event has occurred which has continued to exist for such period of time (after notice, if any, required by the Lease) as would entitle Landlord to terminate the Lease, or would cause, without further action of Landlord, the termination of the Lease or would entitle Landlord to dispossess Tenant thereunder, the Lease shall not be terminated nor shall Tenant's use, possession, or enjoyment of the Premises be interfered with, nor shall the leasehold estate granted by the Lease be affected in any manner in any foreclosure or any action or proceeding instituted under or in connection with the Mortgage, or at law, and this Lease shall remain effective as against the Mortgagee who shall be bound by the terms of this Lease.


                     (c) Upon attornment, this Lease shall continue in full force and effect as a direct lease between Mortgagee and Tenant, upon all of the same covenants, terms, and conditions as set forth in this Lease except that, after such attornment, Mortgagee shall not be:

                            (i) liable for any act or omission of any prior landlord; or

                           (ii) subject to any offsets or defenses which Tenant might have against any prior landlord; or

                          (iii) bound by any prepayment by Tenant of more than one month's installment of Rent, or by any previous modification of this Lease, unless such prepayment or modification shall have been approved in writing by Mortgagee, or such prepayment shall have been made pursuant to the provisions of this Lease.


Execution of     10.03  Tenant shall, upon request, execute and deliver any and
Instruments      all instruments further evidencing such subordination and
                 (where applicable hereunder) such attornment notwithstanding any previous subordination, postponement of attornment that may have been given.


Status           10.04  Each of Landlord and Tenant shall at any time and from
Statement        time to time, at the expense of the party requesting the
                 statement, forthwith after 20 days notice from the other, executes, acknowledge, and deliver a written statement which may be relied upon by a prospective transferee or encumbrancee of all or any part of the Project, or the leasehold estate created hereby, certifying:


                     (a) that this Lease is in full force and effect, subject only to such modifications (if any) as may be set out in such statement:

                     (b) whether Tenant is in possession of the Premises and paying Rent as provided in this Lease:

                     (c)  the dates (if any) as to which Rent is paid: and

                     (d) there are not, to such party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed.

                                   ARTICLE II
                                 EXPROPRIATION

DEFINITIONS     11.01  In this Article,

                       (a) "Expropriation" means the taking of property for any public or quasi-public use under any statute or by any right of expropriation or condemnation or purchased under threat of such taking.

                       (b) "Expropriation Date" means the date on which the pertinent authority takes possession of property which has been Expropriated.

TOTAL TAKING    11.02  If during the Term, all of the Building or the Project
OF PREMISES     shall be Expropriated, this Lease shall automatically terminate on the Expropriation Date.

PARTIAL TAKING  11.03  If any portion of the Premises (but less than the whole
OF PREMISES     thereof) is Expropriated, and no rights of termination herein conferred are timely exercised, the Term shall terminate with respect to the portion so taken on the Expropriation Date. In such event, the Rent payable hereunder with respect to such portion so taken shall abate and the Rent thereafter payable with respect to the remainder not so taken shall be adjusted pro rata by Landlord in order to account for the resulting reduction in the area of the Premises from the Expropriation Date.

PARTIAL TAKING  11.04  If during the Term, part of the Building or the Project
OF PROJECT      is Expropriated, then:

                       (a) If in the reasonable opinion of Landlord substantial alteration or reconstruction of the Building is necessary or desirable as a result thereof, whether or not the Premises are or may be affected, Landlord shall have the right to terminate this Lease by giving the Tenant 30 days' notice of such termination; and

                       (b) if any of the area of the Premises is Expropriated Landlord and Tenant shall each have the right to terminate this Lease by giving the other 30 days' notice thereof; and

                       (c) if either party exercises its right of termination hereunder, this Lease shall terminate on the date stated in the notice, provided, however, that no termination pursuant to notice hereunder may occur later than 90 days after the Expropriation Date.

SURRENDER       11.05  On any such Expropriation Date under this Article, Tenant shall immediately surrender to Landlord the Premises or portion thereof as the case may be and all interest therein under this Lease. Landlord may re-enter and take possession of the Premises or such portion thereof and remove Tenant therefrom, and the Rent shall abate on the date of termination, except that if the Expropriation Date differs from the date of termination, Rent shall abate on the former date in respect of the portion taken. After such termination, and on notice from Landlord stating the Rent then owing (if any), Tenant shall forthwith pay
                Landlord such Rent.

AWARDS 11.06 If the Project or any part thereof is Expropriated, Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements, and Tenant shall not have, nor advance any claim against Landlord for the value of its property or its leasehold estate or the unexpired Term, or for costs of removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase, but nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account from the pertinent authority any award or compensation attributable to the taking or purchase of Tenant's Property, chattels or trade fixtures, or the removal or relocation of its business and effects, or the interruption of its business. If any award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefor to the other.

                                   ARTICLE 12
                             RULES AND REGULATIONS

GENERAL         12.01  Subject to Section 12.04, Landlord may from time to time
PURPOSE         modify by amendment, deletion, addition, recission or
                replacement, rules and regulations for the safety, use, care, and cleanliness of the Project, the comfort and convenience of tenants and other persons in the Project, the preservation of good order and efficient management, and the control of Common
                Areas, Delivery Facilities, Parking Facilities, Retail
                Concourse, any Project Component, construction activities, movement in and out of the Project, delivery and shipping, and other services and functions.

LOADING         12.02  (a)  Landlord may from time to time pursuant to this
AND DELIVERY                Article make and modify regulations for the orderly
                            and efficient operation of the Delivery Facilities, and may require the payment of reasonable charges for storage and for delivery services provided by Landlord.

                        (b) The delivery and shipping of merchandise, supplies, fixtures, and other materials or goods of whatsoever nature to or from the Premises and all loading, unloading and handling thereof shall in any event be done only at such times, in such areas, by such means, and through such elevators, entrances, malls and corridors, as are designated by Landlord.

                        (c) Landlord accepts no liability and is hereby relieved and released by Tenant in respect of the operation of the Delivery Facilities, or the adequacy thereof, or of the acts or omissions of any person or persons engaged in the operation thereof, or in the acceptance, holding, handling, delivery or dispatch of any goods for or on behalf of Tenant, or for any claim of Tenant by reason of damage, loss, theft, or acceptance, holding, handling, delivery or dispatch, or failure of any acceptance, holding, handling or dispatch, or any error, negligence or delay therein.

CONSTRUCTION    12.03  Landlord may from time to time pursuant to this Article
PROCEDURES      make and modify regulations for the orderly, efficient and expeditious conduct of alterations pursuant to Section 4.03 and other construction work. Without limiting the generality of the foregoing, such regulations may prescribe reasonable provisions for:

                        (a) submission, examination and approval of drawings, plans and specifications and standards to be observed;

                        (b) supervision and co-ordination of such work with any work of Landlord and other work proceeding and avoidance of undue noise and vibration;

                        (c) protection of property, preservation of warranties, compliance with pertinent by-laws and codes, and procuring of permits;

                        (d) deliveries, access, hours of work, material and equipment hoisting and storage, use of power, heating, and washroom facilities, clean-up and screening; and

                        (e)   customary insurance and charges relating to above.

REPUGNANCY      12.04   Provided that rules and regulations aforesaid shall:

                        (a) not conflict with and negate the terms of this Lease;

                        (b) be reasonable and conform to good standards of property management;

                        (c) have general application to the Project other than tenants whose use is different to that of Tenant;

                        (d) not impose charges, fees or costs which are not customary or competitive;

                        (e) be effective only upon delivery of a copy thereof to Tenant at the Premises.

OBSERVANCE      12.05   Tenant shall at all times comply with, and shall cause
                its employees, agents, contractors, licensees and invitees to comply with the rules and regulations from time to time in effect.

NON-            12.06   Landlord shall use reasonable efforts (but shall not be
COMPLIANCE      required to institute legal proceedings) to secure compliance by all tenants and other persons with the rules and regulations from time to time in effect, but shall not be responsible to Tenant for failure of any person to comply with such rules and regulations.


                                   ARTICLE 13
                                 COMMUNICATION

NOTICES         13.01   Any notice from one party to the other shall be in
                writing and shall be deemed duly served if delivered to a responsible employee of the party being served, or dispatched by telegraph, telex, telecopier or like electronic means (provided dispatch, receipt and content thereof can be established and evidenced) or if mailed by registered or certified mail addressed to Tenant at the Premises (or if Tenant has departed from, vacated or abandoned the Premises by attaching a copy to the main door thereof) or to Landlord at the place from time to time established for the payment of Rent. Any notice shall be deemed to have been given at the time of delivery or, if mailed, 7 days after the date of mailing thereof, except in case of disruption of postal service in which case mail service shall not be used. Either party shall have the right to designate by notice, in the manner established in this Section, a change of address or one additional address to which copies of notices are to be mailed. For purpose of this Section, the expression "Notice" shall, without limitation, include any request, response, statement, or other communication to be given by one party to the other.

AUTHORITY       13.02   Landlord may act in any matter provided for herein by
FOR ACTION      its property manager.  Tenant may (and, if required by Landlord, shall) designate in writing one or more persons to act on its behalf in any matter relating to this Lease and may from time to time change, by notice to Landlord, such designation. In the absence of any such designation, the person with whom the Landlord's property manager customarily deals shall be deemed to be authorized to so act on behalf of Tenant.

WITHHOLDING     13.03   A party's sole remedy if the other unreasonably
OF CONSENT      withholds or delays any consent or approval required by the provisions hereof shall be an action for specific performance, and the other party shall not be liable for damages.

                                   ARTICLE 14
                                    DEFAULT

FORCE           14.01   Notwithstanding anything to the contrary contained
MAJEURE         in this Lease, if either party hereto is bona fide
                delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reason of strikes, labour troubles, inability to procure materials or services, power failure, restrictive government laws or regulations, riots, insurrection, sabotage, rebellion, war, act of God, or other reasons whether of a like nature or not, which is not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, nor due to that party's failure or inability to make payment, then performance of such term, covenant, or act, is excused for the period of the delay, and the party so delayed shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. The provisions of this Article shall not operate to excuse Tenant from the prompt payment of Rent, or any other payments required of this Lease.

EVENTS OF       14.02   If and whenever:
DEFAULT
                        (a)     part or all of the Rent hereby reserved is not
                                paid when due, and such default continues
                                (inclusive of and not in addition to any period or days of grace by law or custom prescribed or allowed) for 7 days after notice thereof; or

                        (b) the Term, or any goods, chattels, or equipment of Tenant on the Premises are taken or exigible in execution or in attachment, or if a writ of execution is issued against any thereof; or

                        (c) Tenant becomes insolvent or commits an act of bankruptcy, or becomes bankrupt, or takes the benefit of any statute that may be in force for bankrupt or insolvent debtors, or becomes involved in voluntary or involuntary winding-up proceedings, or if a receiver shall be appointed for any business, property, affairs, or revenues of Tenant; or

                        (d) Tenant makes a bulk sale of its goods, or moves or commences, attempts, or threatens to move its goods, chattels, inventories or equipment out of the Premises (other than in the normal course of its business), or ceases to conduct business from the Premises; or

                        (e) Tenant shall or shall purport or attempt to assign this Lease or sublet all or part of the Premises in contravention of Article 9, or without the prior consent of Landlord, the Premises shall be used or occupied by any persons other than Tenant or its permitted assigns or subtenants, or for any use other than that for which they are leased, or if the Premises shall be vacated or abandoned, or remain unoccupied for 15 days or more while capable of being occupied; or

                        (f) Tenant fails to observe, perform and keep each and every of the covenants, terms and conditions herein contained or otherwise to be observed, performed and kept by Tenant (other than payment of Rent) and persists in such failure after 10 days' notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such breach would reasonably require more than 10 days to rectify, unless Tenant commences rectification within the 10 days' notice period and thereafter promptly and effectively and continuously proceeds with the rectification of the breach);


                then, and in any of such cases, at the option of Landlord, the full amount of the current month's and the next ensuing three months' installments of Annual Rent shall immediately become due and payable and Landlord may immediately distrain for the same, together with any arrears then unpaid, and Landlord may, without notice or any form of legal process, forthwith re-enter upon and take possession of the Premises or any part thereof in the name of the whole and remove and sell Tenant's goods, chattels, and equipment therefrom, any rule of law or equity to the contrary notwithstanding, and Landlord may seize and sell such goods, chattels and equipment of Tenant as are in the Premises or have been removed therefrom and may apply the proceeds thereof to all Rent to which Landlord is then entitled under this Lease. Any such sale may be effected in the discretion of the Landlord by public auction or otherwise, and either in bulk or by individual item, or partly by one means and partly by another, all as Landlord in its entire discretion may decide. If any of the Tenant's Property is disposed of as provided in this Article 10 days' prior notice to Tenant of disposition shall be deemed to be commercially reasonable.

INTEREST AND    14.03  Tenant shall pay to Landlord interest calculated and
COSTS           payable at a rate equal to the lesser of the prime commercial lending rate of the chartered bank with which Landlord conducts its banking for the Project from time to time plus five per cent per annum on a per diem basis, or the maximum rate permitted by applicable law, upon all Rent required to be paid hereunder from the due date for payment thereof until the same, including this interest, is fully paid and satisfied. Tenant shall indemnify
                Landlord against and shall pay on demand all Outlays incurred in enforcing payment thereof, and in obtaining possession of the Premises after default of Tenant or upon expiration or earlier termination of the Term, or in enforcing any covenant, term or condition herein contained.

LANDLORD'S      14.04  All covenants, terms and conditions to be performed by
RIGHT TO        Tenant under any of the provisions of this Lease shall be
PERFORM         performed by Tenant, at Tenant's sole cost and expense, and
COVENANTS       without any abatement of Rent.  If Tenant shall fail to perform any act on its part to be performed hereunder, and such failure shall continue for 10 days after notice thereof from Landlord
                (or immediately in the case of an emergency of which Tenant has knowledge). Landlord may (but shall not be obligated so to do) perform such act without waiving or releasing Tenant from any of its obligations relative thereto. Tenant shall pay
                Landlord on demand for all Outlays, together with interest thereon at the rate set out in this Article from the date each such payment was made or each such cost was incurred by Landlord, until paid in full.

WAIVER OF       14.05   Notwithstanding anything contained in any statute now
EXEMPTION AND   or hereafter in force limiting or abrogating the right of
REDEMPTION      distress, none of Tenant's goods, chattels or equipment on the
                Premises at any time during the continuance of the Term shall be exempt from levy by distress for Rent in arrears, and upon any claim being made for such exemption by Tenant or in a distress made by Landlord, this Article may be pleaded as an estoppel against Tenant in any action brought to test the right to the levying upon any such goods, chattels or equipment as are named as exempted in any such statute. Tenant hereby waiving all and every benefit that could or might have accrued to Tenant under and by virtue of any such statute but for this Lease. Landlord may seize Tenant's goods, chattels or equipment at any place to which Tenant or any other person may have removed them from the Premises in the same manner as if such goods, chattels or equipment had remained in the Premises.
                Tenant hereby expressly waives any and all rights of redemption being granted by or under any present or future laws in the event of Tenant being evicted or dipossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants, terms or conditions of this Lease or otherwise.

TERMINATION     14.06   If and whenever Landlord is entitled to or does
                re-enter, Landlord may terminate this Lease by giving notice thereof, and in such event Tenant shall forthwith vacate and surrender the Premises.

PAYMENTS        14.07   If the Landlord shall re-enter or if this Lease shall
                be terminated as a result of a breach of this Lease by the Tenant. Tenant shall pay to Landlord on demand:

                        (a) Rent up to the time of re-entry or termination, whichever shall be the later, plus accelerated Annual Rent as in Section 14.02 provided; and


                        (b) as damages for the loss of income of Landlord expected to be derived from the Premises;

                                (i)     the amounts (if any) which the Rent
                                        which would have been payable under this Lease exceeds the payments (if any) received by Landlord from other tenants in the Premises, payable on the first day of each month during the period which would have constituted the unexpired portion of the Term had it not been terminated; or

                                (ii)    if elected by Landlord by notice to
                                        Tenant at or after re-entry or
                                        termination, a lump sum amount equal to
                                        the Rent which would have been payable
                                        under this Lease from the date of such
                                        election during the period which would
                                        have constituted the unexpired portion
                                        of the Term had it not been terminated,
                                        reduced by the rental value of the
                                        Premises for the same period,
                                        established by reference to the terms
                                        and conditions upon which Landlord
                                        re-lets them if such re-letting is
                                        accomplished within a reasonable period
                                        after termination, and otherwise
                                        established by reference to all market
                                        and other relevant circumstances, such
                                        Rent and rental value being reduced to
                                        present worth at an assumed interest of
                                        10% per annum on the basis of
                                        Landlord's estimates and assumptions of
                                        fact which shall govern unless shown to
                                        be erroneous.

REMEDIES        14.08   No reference to nor exercise of any specific right or
CUMULATIVE      remedy by Landlord shall preclude Landlord from exercising or invoking any remedy without limitation including any rights to require specific performance, to obtain an injunction, and to recover damages, whether allowed at law or in equity or expressly provided for herein. No such remedy shall be exclusive or dependent upon any other remedy, but Landlord may from time to time exercise any one or more of remedies independently or in combination.

                                   ARTICLE 15
                           SURRENDER AND TERMINATION

SURRENDER OF    15.01   Upon the expiration or earlier termination of the
POSSESSION      Lease, Tenant shall immediately quit and surrender possession of the Premises in substantially the condition in which Tenant is required to maintain the Premises excepting only reasonable wear and tear, and damage covered by Landlord's insurance. Upon such surrender, all right, title and interest of Tenant in the Premises shall cease.

TENANT'S        15.02   Subject to Tenant's rights under Section 4.06, after
PROPERTY,       the expiration or earlier termination of the Lease, all of
PERSONAL        Tenant's Property, personal property and improvements remaining
PROPERTY AND    in the Premises shall be deemed conclusively to have been
IMPROVEMENTS    abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to compensate Tenant or to account therefor, and Tenant shall pay Landlord for all Outlays within 10 days of receipt of an invoice therefor. Landlord may at its option, require Tenant to remove all or part of the Leasehold

                Improvements, made or installed in the Premises, by Tenant.

MERGER          15.03   The voluntary or other surrender of this Lease by
                Tenant or the sublease of space by Tenant to Landlord or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not operate as a merger, but shall, at Landlord's option, terminate all or any subleases and subtenancies or operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's options hereunder shall be exercised by notice to Tenant and all known subtenants in the Premises or any part thereof.

PAYMENTS AFTER  15.04   No payments of money by Tenant to Landlord after the
EXPIRATION OR   expiration or earlier termination of the Lease or after the
TERMINATION     giving of any notice (other than a demand for payment of
                money) by Landlord to Tenant, shall reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgement granting
                Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due, and the payment thereof shall not make ineffective any notice, or in any manner affect any pending suit or any judgement theretofore obtained.

HOLDING OVER    15.05   (a)   If Tenant remains in possession of the Premises
                              after the expiration or earlier termination of the Lease, a tenancy from year-to-year shall not be created, and Tenant shall be deemed to be occupying the Premises on a month-to-month tenancy only, at a monthly rental equal to the Rent, which is payable or accrues hereunder on an installment or monthly or periodic basis, but nothing contained in this Article shall be construed to limit or impair any of Landlord's rights of re-entry or eviction or constitute a waiver thereof.

                        (b) Any such month-to-month tenancy may be terminated by Landlord or Tenant on the last day of any calendar month by delivery of 30 days' advance notice of termination to the other.

                        (c) Any such month-to-month tenancy shall be subject to all other terms and conditions of this Lease except any right of extension or renewal; except any right of Tenant to require, after the expiration or earlier termination of the Lease, any reconciliation, adjustment or repayment of amounts paid or payable on an estimated or contingent basis, which amounts, or any thereof, may, at the option of Landlord, be deemed final payments or accruals in respect of the month for which they are paid or due; and except that Landlord, at its option, may resort to Section 2.01(b) as if the date of expiration or earlier termination and the first day of every month thereafter was a date set for review.


                                   ARTICLE 16
                              AMENDMENT AND WAIVER

AMENDMENT OR    16.01   No amendment, modification, or supplement to this
MODIFICATION    Lease shall be valid or binding unless set out in writing and executed by the parties hereto in the same manner as the execution of this Lease.

NO IMPLIED      16.02   No provision of this Lease shall be deemed to have been
SURRENDER       waived by a party unless such waiver is in writing signed by
OR WAIVER       that party.  A party's waiver of a breach of any term or
                condition of this Lease shall not prevent a subsequent act or omission which would have originally constituted a breach, from having all the force and effect of any original breach.
                Landlord's receipt of Rent with knowledge of a breach by Tenant of any term or condition of this Lease shall not be deemed a waiver of such breach. Landlord's failure to enforce against Tenant or any other tenant any rule or regulation made under
                Article 12 shall not be deemed a waiver of such rule and regulation. No act or thing done by Landlord, its agents or employees during the Term, without limitation including inspection, repair, re-entry, or sale or leasing (or attempts thereat) of all or any part of the Premises shall be deemed a constructive termination of this Lease or an acceptance of a surrender of the Premises, or an eviction of Tenant or a breach of the covenant of quiet enjoyment and no agreement to accept a surrender of the Premises shall be valid, unless in writing signed by Landlord. The delivery of keys to any of Landlord's agents or employees shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent due hereunder shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any cheque or any communication accompanying any cheque, or payment of Rent, be deemed an accord and satisfaction, and Landlord may accept such cheque or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy available to Landlord. The acceptance by Landlord of Rent or any installment or proportion of Rent from any person other than Tenant shall not be construed as a recognition or acceptance of the right of such person to use or occupy the Premises, not as a waiver of any of Landlord's rights hereunder.

                                   ARTICLE 17
                                 INTERPRETATION

TIME 17.01 Time is of the essence of this Lease and every part hereof and schedule hereto.

OBLIGATIONS        17.02  Each obligation of Landlord or Tenant expressed in
AS COVENANTS       this Lease, even though not expressed as a covenant, is
                   considered to be a covenant for all purposes.

SEVERABILITY       17.03  Should any provision of this Lease be or become
                   invalid, void, illegal or not enforceable, it shall be considered separate and severable from the Lease and the remaining provisions shall remain in force and be binding upon the parties hereto as though such provision had not been inserted.

GOVERNING LAW      17.04  This Lease shall be interpreted under and is governed by the laws of the Jurisdiction in which the Land is located.

GRAMMATICAL        17.05  The necessary grammatical changes required to make
CONFORMANCE        the provisions of this Lease apply to all genders and to
                   corporations, associations, partnerships, or individuals, and in the plural sense where a party may comprise more than one entity, will be assumed in all cases as though in each case so fully expressed.

HEADINGS AND       17.06  The indices, article headings, and section headings
CAPTIONS           are inserted for convenience of reference only and are not to be considered when interpreting this Lease.

EXTENDED           17.07  The words "hereof", "herein" and similar expressions
MEANINGS           used in any Article, Section or paragraph of this Lease
                   relates to the whole of this Lease and not to that Article, Section or paragraph only, unless otherwise expressly provided.

                                   ARTICLE 18
                                  CONTRACTUAL

ENTIRE             18.01  This Lease contains the entire agreement between
AGREEMENT          Landlord and Tenant concerning the Premises and the subject matter of this Lease, and Tenant acknowledges that it has not relied upon any representations, warranties, covenants, agreements, conditions or understanding except such as are set out in this Lease.

RELATIONSHIP       18.02  Nothing contained in this Lease shall create any
OF PARTIES         relationship between the parties hereto other than that of lessor and lessee, and it is acknowledged and agreed that Landlord does not in any way or for any purpose become a partner of Tenant in the conduct of its business, or a joint venturer, or a member of a joint or common enterprise with Tenant.

JOINT AND          18.03  If the Tenant hereunder comprises more than one person
SEVERAL LIABILITY  or corporation then all representations, warranties, conditions, covenants and undertaking on the part of the Tenant hereunder shall be joint and several representations, warranties, conditions, covenants, agreements and undertakings of each and all such persons and corporations.

SUCCESSORS         18.04  Except as otherwise provided, the covenants, terms
BOUND              and conditions contained in this Lease shall apply to the
                   benefit of and bind the heirs, executors, administrators, successors, and assigns of the parties hereto.

REGISTRATION       18.05  Neither Tenant nor anyone on Tenant's behalf or
                   claiming under Tenant shall register this Lease or any assignment or sublease of this Lease or any document evidencing any interest of Tenant in the Lease or the Premises, against the Land or any part thereof. If any such party intends to register a document for the purpose only of giving notice of this Lease or of any assignment or sublease of this Lease, then such party shall be permitted to register only a caveat in the appropriate land titles office. The form of the caveat shall be prepared by Tenant and shall only describe the parties, the Premises, the Commencement Date, the expiration date of the Term, and such other matters necessary to give proper notice of Tenant's interest and shall be submitted to Landlord for its review prior to registration. Forthwith following termination of this Lease any such caveat shall be removed. All costs and expenses necessary to prepare, approve, register or file the caveat and the ultimate removal thereof shall be paid by Tenant.

DIVISION OF        18.06  (a)  Landlord shall be entitled to sever the Land
PROJECT                        into separate parcels, or to consolidate the Land
                               with other parcels, and after completion of such severance or consolidation the definitions of "Land" and "Project" shall be read to correspond to such change. The separate parcels of the Land on severance may be owned by or may be treated as if they were owned by separate entities other than Landlord, Landlord may in its discretion create and grant rights and easements among separate parcels or Project Components and may register same as encumbrances.

                          (b) Tenant acknowledges and agrees that if the Land is severed into two or more separate parcels or consolidated into fewer parcels, Tenant will register any caveat indicating its interest in this Lease and the Premises against only the parcel(s) of the Land which is directly affected by Tenant's interest in this Lease and the Premises as directed by Landlord, and if the Land is severed subsequent to the registration of such caveat, Tenant shall, at Landlord's request, cause to be registered a partial discharge of such caveat against the parcels of Land not so directly affected by Tenant's interest in this Lease and the Premises. If Tenant fails to cause such partial discharge to be registered within 15 days of a written request from Landlord, Landlord may take such steps as it considers necessary to cause such caveat to be partially discharged, and Tenant shall pay Landlord for all Outlays within 10 days of receipt of an invoice therefor.

        (c)     (i)     Landlord may from time to time, if in the opinion of
                        Landlord more efficient or economical operation of the Project or more equitable distribution of Operating
                        Costs will result, establish Project Components (of which the Building shall be one) and divide, apportion, and allocate Operating Costs among such Project
                        Components.

                (ii) In any such division, apportionment and allocation of Operating Costs, Landlord shall charge any item which relates exclusively to one of the Project Components directly to that Project Component only, and, in respect to items which do not exclusively relate to any single Project Component, Landlord shall divide, apportion and allocate same to all Project Components affected thereby, on an equitable basis having regard, without limitation, to the various uses and values of the subject Project Components, to prudent practices of property management, to the provisions of this Lease, and to generally accepted accounting and engineering principles. The aggregate so directly charged or divided, apportioned and allocated to the Building is herein called the "Operating Costs for the Building".

                (iii) If such treatment would result in a more equitable and compatible recognition of the cost of their respective usage, Landlord may similarly, mutatis mutandis, charge, divide, apportion and allocate Operating Costs, or Operating Costs for the Building, among office, retail and other differing elements of the Building.

        Tenant hereby accepts this Lease of the Premises, to be held by it as Tenant subject to the covenants, conditions, and restrictions set forth herein and implied. Tenant's taking of possession of all or any portion of the Premises shall be conclusive evidence as against Tenant that the Premises or such portion thereof of which possession is taken are in satisfactory condition on the date of taking possession, subject only to latent defects and to deficiencies (if any) listed in writing in a notice delivered by Tenant to Landlord not more than 30 days after the later of the date of taking possession or the Commencement Date.


        Tenant acknowledges that Oxford Development Group Inc. has executed this Lease for and on behalf of, in the name of and which the authority of Landlord and that the covenants and agreements of Landlord are obligations of the Landlord and its successors and assigns only and are not obligations personal to or enforceable against Oxford Development Group Inc. in its own right.

        IN WITNESS WHEREOF, LANDLORD AND TENANT HAVE EXECUTED AND DELIVERED THIS LEASE BY AUTHORIZED SIGNATURES, AND BY AFFIXING CORPORATE SEALS WHEN APPLICABLE, EFFECTIVE THE DATE INDICATED ON PAGE 1 OF THIS LEASE AGREEMENT.


LANDLORD
OXFORD DEVELOPMENT GROUP INC.
on behalf of
OXFORD DEVELOPMENT GROUP INC. AND          TENANT
PENRICH PROPERTIES, LTD.                   JDA SOFTWARE SERVICES INC.



PER    /s/ STEVEN A. LELIEVER              PER          /s/ D. MARLIN
   ------------------------------             ------------------------------

NAME & TITLE   Steven A. Leliever          NAME & TITLE     D. Marlin
               General Manager                              President
   ------------------------------             ------------------------------

PER    /s/ JAMIE A. McVICAR                PER
   ------------------------------             ------------------------------

NAME & TITLE  Jamie A. McVicar             NAME & TITLE
              Legal Counsel &
              Assistant Secretary
   ------------------------------             ------------------------------

WITNESS
   ------------------------------             ------------------------------

                                                                      SCHEDULE 1




































                                     [MAP]

                                                                SCHEDULE 2



                               PROJECT SUPPLEMENT


PART ONE - DEFINITIONS

1.      In this Lease, unless the context or content otherwise requires:

        Annual Rent             means the amount so identified on Page 1 of this
                                Lease.

        Architect               means such firm of independent professional
                                architects or engineers engaged by Landlord from time to time in regard to the Project, including any consultant appointed by the Landlord or Architect.

        Article                 means an Article of this Lease.

        Building means that building so identified on Page 1 of this Lease, being the Project Component in which the Premises are situated.

        Clause means a numbered subdivision of a Part of this Schedule.

        Commencement Date       means the date so identified on Page 1 of this
                                Lease.

        Common Areas            means at any time those portions of the Project
                                which are not leased or designated for lease by Landlord to tenants but are provided (and which may be changed from time to time) to be used in common by Landlord, Tenant, and other tenants of the Project (or by the sublessees, agents, employees, customers or licensees of Landlord, Tenant and such other tenants) whether or not the same are open to the general public, and shall, without limiting the generalities aforesaid, include all improvements, fixtures, chattels, equipment, systems, decor, signs, facilities, utilities, or landscaping contained therein or maintained or used in connection therewith, and also all pedestrian and vehicular exits and entrances, and all malls, courtyards, passageways, hallways, stairways and public washrooms, and any elevators and escalators, and any pedestrian walkway system, park, bus stop, transportation facility or other public facility for which Landlord is subject to obligations from time to time in its capacity as owner of the Project.

        Delivery                means those portions of the Common Areas on or
        Facilities              below street level of the Project as are from
                                time to time designated by Landlord as
                                facilities to be used in common by Landlord, tenants of the Project, and others, for the purposes of loading, unloading, delivery, dispatch and holding of merchandise, goods, and materials entering or leaving the Project and giving vehicular access thereto.

        Fiscal Year             means a twelve month period from time to time
                                determined by Landlord at the end of which Landlord's financial statements for the Project are prepared and audited.

LAND means the land on which the Building is constructed, as so identified on Page 1 of this Lease, subject to the provisions of Section 18.06 of this Lease.

LANDLORD means that party or parties so identified on Page 1 of this Lease.

LEASE means this Lease document (including without limitation all of its schedules, attachments and appendices) and every properly executed instrument which by its terms amends, modifies, or supplements it.

LEASEHOLD           has the meaning prescribed in Section 4.07(b) of the Lease.
IMPROVEMENTS

NORMAL BUSINESS     means the hours from 8:00 a.m. to 8:00 p.m. Monday through
HOURS               Friday, excluding days which are legal or statutory holidays in the jurisdiction where the Project is located, or such other reasonable hours as Landlord may stipulate from time to time in respect of one or more or all Project Components.

OPERATING COSTS     has the meaning defined, distinguished, prescribed or
                    identified in Part Two of this Schedule.

OPERATING COSTS     has the meaning prescribed in Section 18.06 of the Lease.
FOR THE BUILDING

OTHER CHARGES       means all amounts other than Annual Rent and Operating
                    Costs, which are payable by Tenant under this Lease, without limitation including Outlays.

OUTLAYS means any and all costs of any nature or kind whatsoever, incurred by Landlord as a direct or indirect result of failure by Tenant to perform its obligations under this Lease, or for account of Tenant pursuant to this Lease.

PARKING FACILITIES  means that part of the Project containing parking facilities with vehicular access thereto without limitation including parking spaces, ramps, circulation space, vehicular entrances and exits, the structural elements thereof and services, facilities and systems contained in or servicing the Parking Facilities.

PREMISES means the space so identified on Page 1 of this Lease (approximately shown in outline on Schedule 1), having the agreed area shown on Page 1, but specifically excluding any part of the roof or exterior of the Project.

PROJECT means the Land, and all improvements and buildings (without limitation including the Building and any other Project Components) and all equipment and facilities erected thereon or situate therein from time to time together with all such other land, easements, licenses, leases or rights (if any) contiguous, convenient, adjacent or appurtenant to the Land, and like improvements, buildings, equipment and facilities thereon or therein, which Landlord may from time to time own, develop, or operate as an entity integrated with the Building.

PROJECT          means the segments of the Project (of which the Building shall
COMPONENTS       be one and which together comprise the whole Project) which may be designated by Landlord from time to time.

PROPORTIONATE    has the means prescribed in Clause 2 of Part Two of this
SHARE            Schedule.

RENT means the aggregate of all amounts payable by Tenant to Landlord under this Lease for and relating to, but not limited to

                     (a)  Annual Rent;
                     (b)  Operating Costs;
                     (c)  Other Charges;
                     (d) Percentage Rent in leases of space in the Retail Concourse and other leases which provide therefor.


RENTABLE AREA    has the meaning determinable from Clause 3 of Part Two of this
                 Schedule.

RETAIL           means the floors or areas (if any) of the Project whether
CONCOURSE        located on the ground level, or any upper or lower level as designated from time to time by Landlord for occupation and use as retail stores, service or financial outlets, restaurants, cafeterias, kiosks and like commercial purposes (sometimes called retail space) together with all improvements, equipment, facilities, escalators, installations, systems and services and all public areas in or adjacent to the Retail Concourse or which serve or are for the benefit of the Retail Concourse, and any alteration, expansion or reduction thereto or thereof.

SALES TAXES      means all multistage sales taxes, sales taxes, goods and
                 services taxes, use taxes, consumption taxes, value-added taxes, business transfer taxes and other taxes of a similar nature levied, rated, charged or assessed against either the Landlord of the Tenant by a governmental authority (whether federal, provincial, municipal or otherwise) in respect of the Rent, the occupation of the Premises or otherwise in respect of this Lease.


SECTION          means any numbered subdivision of an Article.

TAXES means the aggregate of all taxes, duties and imposts, without limitation including property, school, and local improvement taxes, rates, charges, levies, assessments and capital taxes, payable by Landlord and imposed by any competent governmental authority upon or in respect of the Project and all improvements thereon or services therein or on account of its ownership thereof, and any other amounts which are imposed in lieu of, or in addition to any such taxes, whether of the foregoing character or not and whether in existence at the Commencement Date or not, together with all expenses incurred by Landlord in contesting in good faith the imposition, amount or payment of any of them; but excluding any income, profits, excess profits, and business tax imposed upon the income of Landlord and any other impost of a similar nature charged or levied against Landlord, except to the extent that such is levied in lieu of taxes, rates, charges, or assessments in respect of the Project or improvements thereon, or the ownership or operation thereof by Landlord.

TENANT means that party or parties so identified on Page 1 of this Lease.

TENANT'S PROPERTY  has the meaning prescribed in Section 4.06(b) of this Lease.

TERM means the period of time so identified on Page 1 of this Lease.

USE                means that permitted and restricted usage identified on Page
                   1 of this Lease.

2.      (a)        "Unit of Area" means a conventional component of expressing or measuring the aggregate area of space, denoted either in square metres (metric system) or square feet (imperial system) or computed in the equivalent relationship or conversion of one to the other, in all cases limited to two decimal figures.

       (b) The Landlord may for any purpose of this Lease, without limitation including any measurement of Rentable Area or any formula prescribed in this Lease, substitute, or convert one or more of all unit(s) of the area using conversion factors of .0929 square feet to square metres and 10.7639 square metres to square feet.


PART TWO - OPERATING COSTS

1.    For purposes of this Lease and subject to the provisions of Section 18.06:

      Operating Costs   means the aggregate amount, without duplication, of all
                        costs and charges incurred by or on behalf of Landlord during the Fiscal Year in operating, supervising, securing, repairing, managing, and maintaining the Project in good repair as a first class facility, as established in accordance with generally accepted accounting principles and confirmed in a certificate of Landlord, including, without limitation:

                        (a) all costs, charges, wages, salaries and expenses which are attributable to the operation, management, supervision, security, repair, and maintenance of the Project, including, without limitation, wages, salaries, and other amounts paid or payable to and for all on-site personnel; and Taxes (except where same are paid by individual tenants pursuant to Section 5.03 and 5.05 of the Lease);

                        (b) the applicable amortization (properly allocable to such fiscal year) of all costs incurred after the date any space in the Building was first occupied by any tenant for


                                (i) any capital improvement to the Project required by any change in the laws, rules, regulations or orders of any governmental or quasi-governmental authority having
                                jurisdiction, or incurred by Landlord
                                principally to reduce Operating Costs, or

                        (ii) any replacement not charged to Operating Costs in the year in which incurred of any equipment, floor covering or system in the Building, or

                        (iii) any repairs, including without limitation structural repairs and repairs to the exterior, roof or equipment of the Building not charged to operating costs in the year in which incurred.

                        which costs shall be amortized over the useful life of the subject capital improvement, replacement or repair, and the rate of interest shall be the prime rate charged by the Landlords principal bankers plus one per cent per annum;

                (c) all other costs of repairs, maintenance and replacements to the Project, without limitation including painting, renovations, repair and replacement of carpet, snow clearing, and gardening and landscaping;

                (d) the total of the costs and amounts paid for all gas, steam or other fuel used in heating and cooling the Project, all electricity furnished to the Project (except for electricity furnished to and paid for by individual tenants), all hot and cold water, telephone and other utility costs used in the operation, supervision, repair, security and maintenance of the Project (except where any of these is chargeable to individual tenants by reason of their extraordinary consumption);

                (e) all costs of insuring the Project and the improvements, equipment, and other property in the Project and such other insurance in respect of the Project as Landlord from time to time reasonably determines;

                (f) audit fees and the cost of accounting services incurred in the preparation of the Statements required to be furnished by Landlord pursuant to this Lease, and in the computation of Rent and other charges payable by tenants of the Project;

                (g) a charge for offsite management overhead equal to 4 percent of the Landlord's gross revenue from the Project in such Fiscal Year excluding revenues under this Section (g) or 15 percent of Operating Costs in such Fiscal Year excluding costs under this Section (g), whichever is greater;

                but the following costs shall be specifically excluded:

                        (i)   Outlays;

                             (ii)  Capital improvements, replacements,
                                   additions, or alterations to the Project or its equipment except as provided in sub-clause (b) above;

                            (iii)  repair and replacement resulting from
                                   interior or deficient design, workmanship, or materials in the initial construction of the Project or for which Landlord is reimbursed by insurers or pursuant to warranties;

                             (iv)  interest on and capital retirement of debt;

                              (v) repair or maintenance done for the direct account of other tenants and of unleased space; and

                             (vi) tenant improvements, tenant allowances and leasing commissions.



                         * see page 6(a)



2.  For purposes of this Lease:

    Proportionate Share (a)  means a fraction, which has as its numerator the rentable area of the Premises, and has as its denominator the total rentable area of the Project, calculated by Landlord in accordance with the method of measurement described in clause 3 below.

                        (b)  Provided that, if and whenever pursuant to Section
                             18.06 of the Lease, Landlord shall have established and designated Project Components, in respect of operating costs which pertain only to a Project Component, the denominator aforesaid shall be the total Rentable Area of such areas as comprise that Project Component.

                        (c) If and whenever the Building shall have been established and designated a Project Component, "Operating Costs for the Building" shall have the meaning indicated in Section 18.06, and sub-clause
                             (b) above shall govern apportionment thereof.

                        (d) In calculating Operating Costs for the Building for any Fiscal Year, if and while less than 95% of the Building is occupied by tenants, then the amount of Operating Costs shall be deemed for purposes of this Schedule to be increased to an amount equal to Operating Costs which normally would be expected to have been incurred had occupancy of the Building been 95% during period(s) when vacancies existed, to the intent that, after allowing for a periodic vacancy factor of 5%, the cost of services actually provided by Landlord to the Premises will be recovered by Landlord from Tenant, while Landlord will absorb the costs incurred in or attributable to Rentable Areas which are not occupied.

                                      6(a)

1.(g)   (vii)   increases in Landlord's insurance premiums in Section 6.05 resulting from unusual or extraordinary business or activities conducted by other tenants;

        (viii) an amount equal to all recoveries of Operating Costs under insurance required to be carried by the Landlord in
                Section 6.05 or by other tenants of the Premises;

        (ix) uninsured costs incurred due to the willful act or the neglect of the Landlord and persons for whom the Landlord is responsible;

        (x) an amount equal to all recoveries of Operating Costs by the Landlord arising from other tenants' negligence, special use, special requirements, or use of Common Areas.

        Notwithstanding the foregoing, the Landlord covenants and agrees that there will be no duplication of recovery of Operating Costs with respect to the Project, or the Project Components, as the case may be.

3.  Method of Measurement   If not specified herein or otherwise or by
    of Rental Area          agreement determined, Rentable Areas shall
                            be measured as below prescribed.


    (a)  For Office Space - Single Tenancy Floors

         The Rentable Area for premises on a single tenancy floor in the Building (if any), shall be calculated (from dimensioned Architect's drawings) to the inside face of the glass, whenever the area of the exterior Building walls, as measured from the interior between the floor and finished ceiling, is at least 50% glass; or, if not, to the inside finish of permanent exterior Building walls. It shall include all space within exterior building walls except for stairs, elevator shafts, flues, pipe shafts, and vertical ducts forming part of the basic Building service areas and their enclosing walls. No deduction shall be made for washrooms, janitor closets, air conditioning rooms, fan closets, or electrical or telephone cupboards within and servicing that floor, or for any mail conveyor shutes or other rooms, corridors, stairways or areas available to the subject lessee on that floor for its use, furnishings, or personnel, or for any columns, whether internal, corner or perimeter columns, located wholly or partially within that space, or for reveals, or for any enclosures around the periphery of the Building used for the purpose of cooling, heating, or ventilating.


    (b)  For Office Space - Multiple Tenancy Floors

         The Rentable Area for premises on a multiple tenancy floor in the Building (if any), shall be calculated (from dimensioned Architect's drawings) from the inside face of the glass or permanent exterior walls as described in subclause (a) for a single tenancy floor, to the face of permanent interior walls, or, as the case may be, to the centre line of demising partitions. If contained within the subject premises no deduction shall be made for washrooms, columns, janitor closets, air conditioning rooms, fan closets, or electrical or telephone cupboards; or for any mail conveyor shutes or other rooms, corridors, stairways, or areas exclusively available to the subject lessee for its use, furnishings, or personnel, or for reveals, or for any enclosures around the periphery of the Building used for the purpose of cooling, heating, or ventilating. There shall be added to the area so measured an area equal to the product of multiplying:

        (i) a fraction in which the numerator is the Rentable Area of the subject premises, so calculated, and the denominator is the aggregate of all Rentable Areas, measured according to this sub-clause (b), of space on that floor; by


        (ii) the area obtained when such denominator is deducted from the Rentable Area of the subject floor if measured according to sub-clause (a).


    (c)  For Retail Space

         The Rentable Area of retail space in the Building (if any), shall be calculated (from dimensioned Architect's drawings) from the inside face of permanent exterior walls, to the centre line of demising partitions, or, as the case may be, to the face of permanent interior walls, or to the centre line of a predetermined lease line (usually referred to as the storefront line) in the case of retail space facing onto either an interior public mall or corridor or onto a public street or lane. No deduction shall be made for vestibules inside the permanent exterior Building walls or inside the pre-determined lease line or for washrooms, columns, janitor closets, air conditioning rooms, fan closets, or electrical or telephone cupboards within the subject premises; or for any other rooms, corridors, or areas exclusively available to the subject lessee for its use, furnishings, or personnel, or for any enclosures around the periphery of the Building used for the purpose of cooling, heating or ventilating.

(d)     Total Area of the Building

        The total Rentable Area of the Building shall be calculated (from dimensioned Architect's drawings) and shall be the aggregate area of the Building rentable as office or retail space, excluding all storage and parking areas. The area for offices shall be calculated as if the Building were entirely occupied by tenants renting single tenancy floors on each floor of the Building. The total Rentable Area of the Building shall be adjusted from time to time to give effect to any structural, functional, or other changes affecting the Building.

PART THREE - SPECIAL ATTRIBUTES
             (7220/7330 Fisher Street S.E.)


Certain special criteria, features and provisions related to the Project and form part of the terms, covenants, and conditions of the Lease, namely:

1.      PROJECT NAME

        The Project may from time to time be known as "7220 Fisher Street S.E."

2.      LAND

        Land means

        First . . . . . .  Plan Calgary 5699 J.K.
                           Block Three (3)
                           Corner Cut
                           Excepting thereout all mines and minerals.

        Secondly  . . . .  Plan Calgary 2134 G.N.
                           That portion of Burns Avenue (now known as 71 Avenue S.E.) which lies to the east of Fisher Road on Plan Calgary 5699 J.K.
                           Excepting thereout all mines and minerals.

        Thirdly . . . . .  Plan Calgary 6628 H.D.
                           Block Six (6)
                           Lot Three (3) Containing 3.30 Hectares (8.14 Acres) More or Less Excepting thereout all mines and minerals.

                                                                      SCHEDULE 3
                             SUPPLEMENTARY TERMS


                          JDA SOFTWARE SERVICES LTD.
                         210,7220 FISHER STREET S.E.
                               CALGARY, ALBERTA


3.1 ANNUAL RENT

For the period AUGUST 01, 1994 to JULY 31, 1995 ANNUAL RENT shall be TWENTY SIX THOUSAND THREE HUNDRED AND SIX ($26,306.00) DOLLARS per annum being TWO THOUSAND ONE HUNDRED AND NINETY TWO AND 66/100 ($2,192.66) DOLLARS per month such that ANNUAL RENT equates to THREE AND 50/100 ($3.50) DOLLARS per square foot.

For the period AUGUST 01, 1995 to JULY 31, 1996 ANNUAL RENT shall be TWENTY EIGHT THOUSAND ONE HUNDRED AND EIGHTY FIVE ($28,185.00) DOLLARS per annum being TWO THOUSAND THREE HUNDRED AND FORTY EIGHT AND 75/100 ($2,348.75) DOLLARS per month such that ANNUAL RENT equates to THREE AND 75/100 ($3.75) DOLLARS per square foot.

For the period AUGUST 01, 1996 to JULY 31, 1997 ANNUAL RENT shall be THIRTY THOUSAND AND SIXTY FOUR ($30,064.00) DOLLARS per annum being TWO THOUSAND FIVE HUNDRED AND FIVE AND 33/100 ($2,505.33) DOLLARS per month such that ANNUAL RENT equates to FOUR ($4.00) DOLLARS per square foot.

For the period AUGUST 01, 1997 to JULY 31, 1998 ANNUAL RENT shall be THIRTY ONE THOUSAND NINE HUNDRED AND FORTY THREE ($31,943.00) DOLLARS per annum being TWO THOUSAND SIX HUNDRED AND SIXTY ONE AND 91/100 ($2,661.91) DOLLARS per month such that ANNUAL RENT equates to FOUR AND 25/100 ($4.25) DOLLARS per square foot.

For the period AUGUST 01, 1998 to JULY 31, 1999 ANNUAL RENT shall be THIRTY THREE THOUSAND EIGHT HUNDRED AND TWENTY TWO ($33,822.00) DOLLARS per annum being TWO THOUSAND EIGHT HUNDRED AND EIGHTEEN AND 50/100 ($2,818.50) DOLLARS per month such that ANNUAL RENT equates to FOUR AND 50/100 ($4.50) DOLLARS per square foot.

3.2 ADVANCE ANNUAL RENT

The Landlord acknowledges receipt of THREE THOUSAND ONE HUNDRED AND EIGHTY THREE AND 34/100 ($3,183.34) DOLLARS which will be applied towards the last one month's Annual Rent and includes 7% G.S.T. (Goods and Services Tax) of TWO HUNDRED AND EIGHT AND 26/100 ($208.26) DOLLARS.

3.3  TENANT'S WORK

Tenant shall pay the cost of the design, co-ordination and construction of all leasehold improvements (and any special requirements beyond those existing in the Premises) all in accordance with the provisions of the Lease.

3.4  TENANT ALLOWANCE

Provided Tenant has executed the Lease and is not in default thereunder, and has submitted to Landlord a statutory declaration stating that the Tenant's Work is complete and the Tenant's designers, contractors, sub-contractors, workmen and materialmen have been paid in full for all work performed and materials and equipment supplied by them on the Premises, Landlord shall pay to Tenant after August 1, 1995 an amount equal to $3.50 per square foot of the net rentable area of the Premises.

3.5  PARKING

Landlord shall make provision for and Tenant shall commit to take Ten (10) reserved energized stalls at the rate of $20.00/month per stall and Ten (10) reserved stalls at no additional charge to the Tenant for the Term of the Lease. Such reserved stalls shall be reserved only during Normal Business Hours of the Building and shall be unreserved at all other times.



*802